Exhibit 99.1

Monster Worldwide Reports Fourth Quarter and Full Year 2012 Results

•	Fourth Quarter Results

•	Revenue from Continuing Operations of $211 million

•	GAAP Loss Per Share from Continuing Operations of ($0.05)

•	Non-GAAP EPS from Continuing Operations of $0.08

•	Full Year 2012 Results

•	Revenue from Continuing Operations of $890 million

•	GAAP EPS from Continuing Operations of $0.51

•	Non-GAAP EPS from Continuing Operations of $0.38

•	Implementing Previously Announced Corporate Restructuring

•	Completed sale of ChinaHR to Saongroup; retains 10% minority stake in combined China entity

•	Exited operations in Brazil, Mexico and Turkey

•	Reducing operating expenses by $130 million on an annualized basis

•	Concentrating resources on large and most profitable core markets in North America, Europe, Korea and India

New York, February 7, 2013 — Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the fourth quarter and twelve months ended December 31, 2012.

Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide, said, “During the fourth quarter, we implemented a series of actions designed to improve profitability and cash flow, consistent with our previously announced restructuring. As a leaner, more focused company, we are concentrating our resources on our core markets and are aggressively taking the steps necessary to strengthen our business. Our advanced product offerings, robust government business and a leading traffic position provide a solid foundation for future growth as the global economy recovers.”

“On the strategic alternatives front, the process continues and we will respond quickly if an opportunity arises. We are not able to anticipate when or whether our Board will have a concrete transaction to consider and we will only comment further if and when this occurs,” Iannuzzi concluded.

Full Year 2012 Business Highlights

•	Monster provides services to more than 300,000 customers globally, including 95% of the Fortune 1000.

•

According to comScore Media Metrix, Monster enjoyed the leading U.S. traffic position in the Career Services & Development category throughout the majority of 2012 and ended the year with over 21 million monthly Unique Visitors.

•

Monster’s Government Solutions business, which accounts for more than 10% of total bookings, increased approximately 40% year over year, including the Company’s multi-year contract with the United Kingdom Government’s Department for Work and Pensions (DWP).

•

SeeMore®—the world’s first cloud-based semantic search and analytics recruiting platform – was named one of the top products of 2012 by Human Resource Executive® magazine. The award was announced at the 15th annual HR Technology® Conference in Chicago on October 8, 2012.

•

On a global basis, business derived from the Company’s advanced and proprietary product offerings, including Career Ad Network®, Power Resume Search® and SeeMore® increased in the double-digit percentage range compared to the same period a year ago.

Corporate Restructuring Update

The Company is implementing its previously announced corporate restructuring program to focus on its core business and reduce its cost structure in order to improve profitability and cash flow. Since the announcement of the restructuring on November 8, 2012, the Company has implemented the following actions:

•	Completed the sale of ChinaHR to Saongroup, under which Monster has taken a 10% minority stake in the combined China business of Saongroup.

•	Exited operations in Brazil, Mexico and Turkey and classified these businesses as discontinued operations in the fourth quarter and full year results.

•	Redeployed expenses into marketing and sales in Monster’s core markets, while reducing the run rate of operating expenses.

As a result of the actions described above, Monster is on track to reduce operating expenses by approximately $130 million on an annualized basis. In association with these actions, the Company recorded pre-tax charges of $23 million, of which $15 million was included in continuing operations and $8 million was included in discontinued operations in the fourth quarter 2012. The Company expects additional pre-tax charges in the range of $27 million to $37 million to be incurred in the first half 2013.

Fourth Quarter 2012 Results

Total bookings from continuing operations were $261 million, compared to $300 million in the same period a year ago. On a year over year basis, currency translation had a $0.8 million negative impact on bookings in the fourth quarter 2012. The year over year decline in total bookings is primarily attributable to continued weakness in Europe, which has been negatively impacted by global economic challenges, partially offset by strength in North America’s e-commerce, staffing and newspaper channels. Revenue from continuing operations was $211 million, compared to fourth quarter 2011 revenue of $235 million. On a year over year basis, currency translation had a $1.3 million negative impact on revenue in the fourth quarter 2012. Historical data on bookings and revenue from continuing operations for prior quarters is available in the Company’s supplemental financial information.

Consolidated GAAP operating expenses from continuing operations of $212 million compares to $208 million in the fourth quarter 2011. Net loss from continuing operations for the fourth quarter was $5.3 million, or a loss per share of $0.05. In the fourth quarter 2011, the Company reported net income from continuing operations of $20 million, or $0.16 per share. Pro-forma items are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.

Non-GAAP net income from continuing operations of $8.7 million, or $0.08 per share, compares to $22 million, or $0.18 per share in the fourth quarter 2011. Non-GAAP operating expenses of $196 million decreased 4% year over year.

The consolidated loss for the fourth quarter 2012 was $73 million or a loss per share of $0.66 per share compared to consolidated net income of $11 million or earnings per share of $0.09 for the same period a year ago. The consolidated loss for the fourth quarter 2012 includes a loss from discontinued operations, net of tax, of $68 million, or a loss per share of $0.61, of which $53 million is non-cash asset write-offs.

Cash and cash equivalents were $148 million as of December 31, 2012 compared to $250 million as of December 31, 2011. Net operating cash flow in the quarter was $17 million. Excluding results from ChinaHR, Brazil, Mexico and Turkey, deferred revenue was $351 million compared to $358 million in the same period a year ago.

Full Year Results

Monster Worldwide reported total revenue from continuing operations of $890 million for the twelve months ended December 31, 2012 compared to $994 million in the same period last year, which included $22 million from IAF’s arbitrage lead generation business and a $2.7 million purchase accounting adjustment related to the HotJobs acquisition. The Company reported GAAP earnings from continuing operations of $58 million, or $0.51 per diluted share, compared to GAAP earnings of $66 million, or $0.53 per diluted share, in the prior period.

The consolidated loss for the year ended December 31, 2012 was $259 million or $2.27 per share compared to consolidated net income of $54 million or $0.43 per share for the same period in 2011. The consolidated loss for 2012 includes a loss from discontinued operations, net of tax, of $317 million, of which $279 million is non-cash asset write-offs.

Company Provides Q1 EPS Guidance

First quarter 2013 EPS from continuing operations is expected to be in the range of $0.06 to $0.10.

Conference Call and Webcast

Fourth quarter 2012 results will be discussed on Monster Worldwide’s quarterly conference call on February 7, 2013 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 696-1396 or (706) 758-9636 and reference conference ID 91616837.

A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

The Company has also made available certain supplemental financial information which can be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

For a replay of the conference call, please dial (855) 859-2056 or (404) 537-3406 and reference ID#91616837. This number is valid until midnight on February 21, 2013.

Contacts

Investors: Lori Chaitman, (212) 351-7090, Lori.Chaitman@monster.com

Media: Andrea Rose, (212) 895-8666, arose@joelefrank.com

About Monster Worldwide

Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster®, is the worldwide leader in successfully connecting people to job opportunities. From the web, to mobile, to social, Monster helps companies find people with customized solutions using the world’s most advanced technology to match the right person to the right job. With a local presence in more than 40 countries, Monster connects employers with quality job seekers at all levels, provides personalized career advice to consumers globally and delivers vast, highly targeted audiences to advertisers. To learn more about Monster’s industry-leading products and services, visit www.monster.com. More company information is available at http://about-monster.com.

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to earnings per share for the first fiscal quarter 2013. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income from continuing operations, operating margin, net income from continuing operations, net (loss) income from discontinued operations, and diluted earnings (loss) per share all exclude certain pro-forma adjustments including: costs incurred for the 2012 restructurings; recovery of restitution award from former executive; costs incurred related to the Company’s review of strategic alternatives; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring program; the results of the businesses in Careers – China, Latin America and Turkey as they have been classified as discontinued operations; the fair value adjustment to deferred revenue in connection with the acquisition the HotJobs Assets; the receipt of escrowed funds associated with the ChinaHR acquisition; severance and facility charges primarily related to the product and technology global reorganization; changes in sublet assumptions on previously exited facilities; acquisition and integration-related costs related to the acquisition of the HotJobs Assets; realized and unrealized gains and losses on marketable securities; and restructuring charges primarily related to severance and facility charges associated with the decision in 2011 to no longer engage in certain activities within the Internet, Advertising & Fees segment, The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, net gain or loss in equity interests, depreciation and amortization, non-cash compensation expense and non-cash restructuring costs. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Operating income before depreciation and amortization (“OIBDA”) is defined as net income or loss from operations before depreciation, amortization of intangible assets, amortization of stock-based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock-based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Bookings represent the dollar value of contractual orders received in the relevant period.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities is defined as cash and cash equivalents plus short-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term marketable securities plus unused borrowings under our credit facilities. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue	$211,244	$234,786	$890,392	$993,644

Salaries and related	97,401	108,381	408,305	480,398
Office and general	55,497	52,763	226,601	224,914
Marketing and promotion	44,503	43,522	188,326	189,850
Restructuring and other special charges	14,831	3,035	40,358	4,715
Recovery of restitution award from former executive	—	—	(5,350)	—

Total operating expenses	212,232	207,701	858,240	899,877

Operating (loss) income	(988)	27,085	32,152	93,767
Interest and other, net	(1,699)	(560)	(5,883)	(2,971)

(Loss) income from continuing operations before income taxes and equity interests	(2,687)	26,525	26,269	90,796
Provision for (benefit from) income taxes	2,267	6,248	(32,978)	23,504
Loss in equity interests, net	(355)	(246)	(1,081)	(1,242)

(Loss) income from continuing operations	(5,309)	20,031	58,166	66,050
Loss from discontinued operations, net of tax	(67,716)	(9,125)	(316,886)	(12,253)

Net (loss) income	$(73,025)	$10,906	$(258,720)	$53,797

*Basic(loss) earnings per share:
(Loss) income from continuing operations	$(0.05)	$0.17	$0.52	$0.54
Loss from discontinued operations, net of tax	(0.61)	(0.08)	(2.81)	(0.10)

Basic (loss) income per share	$(0.66)	$0.09	$(2.29)	$0.44

*Diluted(loss) earnings per share:
(Loss) income from continuing operations	$(0.05)	$0.16	$0.51	$0.53
Loss from discontinued operations, net of tax	(0.61)	(0.07)	(2.78)	(0.10)

Diluted (loss) income per share	$(0.66)	$0.09	$(2.27)	$0.43

Weighted average shares outstanding:
Basic	111,098	121,378	112,866	122,002

Diluted	111,098	122,685	113,995	123,923

Operating income before depreciation, amortization, and non-cash restructuring:
Operating (loss) income	$(988)	$27,085	$32,152	$93,767
Depreciation and amortization of intangibles	16,386	16,740	64,280	68,666
Amortization of stock-based compensation	6,985	7,895	28,174	41,458
Restructuring non-cash expenses	1,125	130	7,541	106

Operating income before depreciation, amortization, and non-cash restructuring	$23,508	$51,850	$132,147	$203,997

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	2012	2011
Cash flows provided by operating activities:
Net (loss) income	$(258,720)	$53,797

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	70,000	74,600
Provision for doubtful accounts	4,469	3,329
Non-cash compensation	28,964	42,523
Deferred income taxes	(9,814)	(5,659)
Non-cash restructuring write-offs and other	7,505	130
Loss in equity interests, net	1,081	1,242
Gains on auction rate securities	—	(1,732)
Tax benefit from change in uncertain tax positions	(43,193)	—
Impairment of goodwill and intangibles	267,855	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,013)	(856)
Prepaid and other	13,332	(5,510)
Deferred revenue	(17,456)	5,056
Accounts payable, accrued liabilities and other	(8,683)	(17,243)

Total adjustments	312,047	95,880

Net cash provided by operating activities	53,327	149,677

Cash flows used for investing activities:
Capital expenditures	(59,572)	(61,818)
Cash funded to equity investee	(2,077)	(2,559)
Sales and maturities of marketable securities	—	1,732
Dividends received from unconsolidated investee	728	443

Net cash used for investing activities	(60,921)	(62,202)

Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facilities	224,718	108,722
Payments on borrowings on credit facilities	(305,709)	(44,501)
Proceeds from borrowings on term loan	100,000	—
Payments on borrowings on term loan	(43,750)	—
Repurchase of common stock	(65,611)	(41,973)
Tax withholdings related to net share settlements of restricted stock awards and units	(8,482)	(17,139)
Proceeds from the exercise of employee stock options	23	23

Net cash (used for) provided by financing activities	(98,811)	5,132

Effects of exchange rates on cash	4,273	(5,459)
Net (decrease) increase in cash and cash equivalents	(102,132)	87,148
Cash and cash equivalents, beginning of period	250,317	163,169

Cash and cash equivalents, end of period	$148,185	$250,317

Free cash flow:
Net cash provided by operating activities	$53,327	$149,677
Less: Capital expenditures	(59,572)	(61,818)

Free cash flow	$(6,245)	$87,859

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2012	December 31, 2011
Assets:
Cash and cash equivalents	$148,185	$250,317
Accounts receivable, net	335,905	343,546
Property and equipment, net	147,613	156,282
Goodwill and intangibles, net	919,854	1,184,122
Other assets	111,606	123,731
Current assets of discontinued operations	21,702	—

Total Assets	$1,684,865	$2,057,998

Liabilities and Stockholders’ Equity:
Accounts payable, accrued expenses and other current liabilities	$181,914	$213,817
Deferred revenue	351,546	380,310
Current portion of long-term debt and borrowings on credit facility	18,264	188,836
Long-term income taxes payable	63,465	94,750
Long-term debt, less current portion	145,975	—
Other long-term liabilities	10,406	16,158
Current liabilities of discontinued operations	33,256	—

Total Liabilities	$804,826	$893,871

Stockholders’ Equity	880,039	1,164,127

Total Liabilities and Stockholders’ Equity	$1,684,865	$2,057,998

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31, 2012				Three Months Ended December 31, 2011
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$211,244	$—		$211,244	$234,786	$—		$234,786
Salaries and related	97,401	—		97,401	108,381	—		108,381
Office and general	55,497	(1,347)	g	54,150	52,763	—		52,763
Marketing and promotion	44,503	—		44,503	43,522	—		43,522
Restructuring and other special charges	14,831	(14,831)	e	—	3,035	(3,035)	e	—

Total operating expenses	212,232	(16,178)		196,054	207,701	(3,035)		204,666

Operating (loss) income	(988)	16,178		15,190	27,085	3,035		30,120
Operating margin	-0.5%			7.2%	11.5%			12.8%
Interest and other, net	(1,699)	—		(1,699)	(560)	—		(560)

(Loss) income from continuing operations before income taxes and equity interests	(2,687)	16,178		13,491	26,525	3,035		29,560
Provision for income taxes	2,267	2,173	i,j	4,440	6,248	715	j	6,963
Loss in equity interests, net	(355)	—		(355)	(246)	—		(246)

(Loss) income from continuing operations	(5,309)	14,005		8,696	20,031	2,320		22,351

(Loss) income from discontinued operations	(67,716)	67,716	k	—	(9,125)	9,125	k	—

Net (loss) income	$(73,025)	$81,721		$8,696	$10,906	$11,445		$22,351

Diluted (loss) earnings per share:*
(Loss) income from continuing operations	$(0.05)	$0.12		$0.08	$0.16	$0.02		$0.18
(Loss) income from discontinued operations, net of tax	(0.61)	0.61		—	(0.07)	0.07		—

Diluted (loss) income per share	$(0.66)	$0.73		$0.08	$0.09	$0.09		$0.18

Weighted average shares outstanding:
Basic	111,098	111,098		111,098	121,378	121,378		121,378
Diluted	111,098	112,129		112,129	122,685	122,685		122,685

	Twelve Months Ended December 31, 2012				Twelve Months Ended December 31, 2011
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$890,392	$—		$890,392	$993,644	2,658	a	$996,302	l
Salaries and related	408,305	—		408,305	480,398	(1,170)	b,c	479,228
Office and general	226,601	(4,659)	g	221,942	224,914	(6,829)	c,d	218,085
Marketing and promotion	188,326	—		188,326	189,850	—		189,850
Restructuring and other special charges	40,358	(40,358)	e	—	4,715	(4,715)	e	—
Recovery of restitution award from former executive	(5,350)	5,350	f	—	—	—		—

Total operating expenses	858,240	(39,667)		818,573	899,877	(12,714)		887,163

Operating income	32,152	39,667		71,819	93,767	15,372		109,139
Operating margin	3.6%			8.1%	9.4%			11.0%
Interest and other, net	(5,883)	—		(5,883)	(2,971)	(1,120)	h	(4,091)

Income from continuing operations before income taxes and equity interests	26,269	39,667		65,936	90,796	14,252		105,048
(Benefit from) provision for income taxes	(32,978)	55,075	i,j	22,097	23,504	4,041	j	27,545
Loss in equity interests, net	(1,081)	—		(1,081)	(1,242)	—		(1,242)

Income (loss) from continuing operations	58,166	(15,408)		42,758	66,050	10,211		76,261

(Loss) income from discontinued operations	(316,886)	316,886	k	—	(12,253)	12,253	k	—

Net (loss) income	$(258,720)	$301,478		$42,758	$53,797	$22,464		$76,261

Diluted (loss) earnings per share:*
Income (loss) from continuing operations	$0.51	$(0.14)		$0.38	$0.53	$0.08		$0.62
(Loss) income from discontinued operations, net of tax	(2.78)	2.78		—	(0.10)	0.10		—

Diluted (loss) income per share	$(2.27)	$2.64		$0.38	$0.43	$0.18		$0.62

Weighted average shares outstanding:
Basic	112,866	112,866		112,866	122,002	122,002		122,002
Diluted	113,995	113,995		113,995	123,923	123,923		123,923

Note Regarding ProForma Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

ProForma adjustments consist of the following:

a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to the acquisition of the HotJobs Assets in Q3 2010.
b	Severance charges primarily related to the reorganization of the product & technology groups on a global basis.
c	Acquisition and integration related costs associated with the acquisition of the HotJobs Assets.
d.	Charges related to changes in sublet assumptions on previously exited facilities.
e	Restructuring related charges pertaining to the actions that the Company announced in January and November 2012 as well as charges related to the Company no longer engaging in the arbitrage lead generation business in 2011. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, and professional fees.
f	Restitution award paid by a former executive to the United States government in connection with the Company’s historical stock option practices.
g	Costs directly associated with our previously announced review of strategic alternatives.
h	Net realized gains on available for sale securities.
i	Non-GAAP income tax adjustment includes the reversal of income tax reserves on uncertain tax positions, the tax effects of an investment writeoff, certain tax evaluation adjustments, and restructuring related items during the year.
j	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income (loss) before income taxes and loss in equity interests and for the effects for certain tax evaluation adjustments
k	Represents the results of discontinued operations related to our decision to sell our Careers-China business. The sale closed in February 2013. Additionally, we have decided to cease operations in Latin America and Turkey during the quarter.
l	Excluding the effect of the arbitrage lead generation business which contributed $22,239 of revenue in the first half of 2011, Non-GAAP revenue for the twelve months ended 2011 was $971,406.
*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION

(in thousands)

Three Months Ended December 31, 2012	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$111,544	$81,128	$18,572		$211,244
Non GAAP Adjustments	—	—	—		—

Revenue—Non GAAP	$111,544	$81,128	$18,572		$211,244

Operating income (loss)—GAAP	$7,407	$(3,684)	$4,156	$(8,867)	$(988)
Non GAAP Adjustments	6,756	6,998	958	1,466	16,178

Operating income (loss)—Non GAAP	$14,163	$3,314	$5,114	$(7,401)	$15,190

OIBDA—GAAP	$19,032	$4,392	$6,137	$(6,053)	$23,508
Non GAAP Adjustments	5,888	6,741	958	1,466	15,053

OIBDA—Non GAAP	$24,920	$11,133	$7,095	$(4,587)	$38,561

Operating margin—GAAP	6.6%	-4.5%	22.4%		-0.5%
Operating margin—Non GAAP	12.7%	4.1%	27.5%		7.2%
OIBDA margin—GAAP	17.1%	5.4%	33.0%		11.1%
OIBDA margin—Non GAAP	22.3%	13.7%	38.2%		18.3%

Three Months Ended December 31, 2011	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue	$118,600	$94,872	$21,314		$234,786
Non GAAP Adjustments	—	—	—		—

Revenue—Non GAAP	$118,600	$94,872	$21,314		$234,786

Operating income (loss)—GAAP	$20,206	$18,725	$1,454	$(13,300)	$27,085
Non GAAP Adjustments	450	161	2,424	—	3,035

Operating income (loss)—Non GAAP	$20,656	$18,886	$3,878	$(13,300)	$30,120

OIBDA—GAAP	$30,316	$26,101	$4,608	$(9,175)	$51,850
Non GAAP Adjustments	450	161	2,293	—	2,904

OIBDA—Non GAAP	$30,766	$26,262	$6,901	$(9,175)	$54,754

Operating margin—GAAP	17.0%	19.7%	6.8%		11.5%
Operating margin—Non GAAP	17.4%	19.9%	18.2%		12.8%
OIBDA margin—GAAP	25.6%	27.5%	21.6%		22.1%
OIBDA margin—Non GAAP	25.9%	27.7%	32.4%		23.3%

Twelve Months Ended December 31, 2012	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$462,962	$351,130	$76,300		$890,392
Non GAAP Adjustments	—	—	—		—

Revenue—Non GAAP	$462,962	$351,130	$76,300		$890,392

Operating income (loss)—GAAP	$42,686	$13,076	$17,721	$(41,331)	$32,152
Non GAAP Adjustments	20,969	16,279	2,124	295	39,667

Operating income (loss)—Non GAAP	$63,655	$29,355	$19,845	$(41,036)	$71,819

OIBDA—GAAP	$90,103	$42,609	$26,669	$(27,234)	$132,147
Non GAAP Adjustments	14,853	15,489	1,501	283	32,126

OIBDA—Non GAAP	$104,956	$58,098	$28,170	$(26,951)	$164,273

Operating margin—GAAP	9.2%	3.7%	23.2%		3.6%
Operating margin—Non GAAP	13.7%	8.4%	26.0%		8.1%
OIBDA margin—GAAP	19.5%	12.1%	35.0%		14.8%
OIBDA margin—Non GAAP	22.7%	16.5%	36.9%		18.4%

Twelve Months Ended December 31, 2011	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue	$485,356	$398,408	$109,880		$993,644
Non GAAP Adjustments	2,658	—	—		2,658

Revenue—Non GAAP	$488,014	$398,408	$109,880		$996,302

Operating income (loss)—GAAP	$74,631	$69,319	$5,214	$(55,397)	$93,767
Non GAAP Adjustments	3,335	434	4,126	7,477	15,372

Operating income (loss) —Non GAAP	$77,966	$69,753	$9,340	$(47,920)	$109,139

OIBDA—GAAP	$122,776	$104,273	$19,250	$(42,302)	$203,997
Non GAAP Adjustments	3,335	456	3,997	7,477	15,265

OIBDA—Non GAAP	$126,111	$104,729	$23,247	$(34,825)	$219,262

Operating margin—GAAP	15.4%	17.4%	4.7%		9.4%
Operating margin—Non GAAP	16.0%	17.5%	8.5%		11.0%
OIBDA margin—GAAP	25.3%	26.2%	17.5%		20.5%
OIBDA margin—Non GAAP	25.8%	26.3%	21.2%		22.0%